Exhibit 1.1

Arlington Asset Investment Corp.

Up to 1,647,370 Shares of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock

($0.01 par value per share)

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

Dated: March 21, 2019

ii

TABLE OF CONTENTS

EXHIBITS

Exhibit A	–	Form of Placement Notice

Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	–	Compensation

Exhibit D	–	Form of Corporate Opinion and Negative Assurance Letter of Hunton Andrews Kurth LLP

Exhibit E	–	Form of Tax Opinion of Hunton Andrews Kurth LLP

Exhibit F	–	Officers’ Certificate

Exhibit G	–	Issuer Pricing Free Writing Prospectus

i

Arlington Asset Investment Corp.

Up to 1,647,370 Shares of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock

($0.01 par value per share)

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

March 21, 2019

JonesTrading Institutional Services LLC

757 3rd Avenue

New York, New York 10017

B. Riley FBR, Inc.

299 Park Avenue

New York, New York 10171

Compass Point Research & Trading, LLC

1055 Thomas Jefferson Street, NW, Suite 303

Washington, DC 20007

Ladenburg Thalmann & Co. Inc.

570 Lexington Avenue, 11th Floor

New York, New York 10022

Ladies and Gentlemen:

Arlington Asset Investment Corp., a Virginia corporation (the “Company”), and JonesTrading Institutional Services LLC (“JonesTrading”) are parties to that certain Equity Distribution Agreement, dated May 16, 2017 (the “Original Agreement”). Together with B. Riley FBR, Inc. (“B. Riley FBR”), Compass Point Research & Trading, LLC (“Compass Point”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg”; each of JonesTrading, B. Riley FBR, Compass Point and Ladenburg individually a “Placement Agent” and collectively, the “Placement Agents”), the Company and the Placement Agents desire to amend and restate the Original Agreement with this agreement (the “Agreement”), and hereby agree as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agents, acting as agent and/or principal, up to 1,647,370 shares (the “Maximum Amount”; the foregoing shares being herein called the “Shares”) of the Company’s 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which Shares exclude, for the avoidance of doubt, the 217,630 shares of Series B Preferred Stock sold by the Company prior to March 21, 2019 pursuant to the prospectus supplement filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 16, 2017. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agents shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Placement Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Shares. The obligations of the Placement Agents under this Agreement shall be several and not joint.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-215384), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Placement Agents, for use by the Placement Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement (as defined below), the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify one Placement Agent by email notice (or other method mutually agreed to in writing by the Company and such Placement Agent) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a

“Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The applicable Placement Agent then in receipt of a Placement Notice is herein referred to as the “Current Placement Agent”. There may be only one Current Placement Agent per day. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Current Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Current Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Placement Agent will, prior to 4:30 p.m. (eastern time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Current Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the Company and the Current Placement Agent) addressed to all of the individuals from the Company and the Current Placement Agent set forth on Exhibit B) setting forth the terms that the Current Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Placement Agent until the Company delivers to the Current Placement Agent an acceptance by email (or other method mutually agreed to in writing by the Company and the Current Placement Agent) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Current Placement Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Current Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Current Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 9 or Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Current Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Current Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Current Placement Agent and either (i) the Current Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3. Sale of Placement Securities by the Placement Agents.

Subject to the provisions of Section 6(a), the Current Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Current Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Current Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Series B Preferred Stock or to or through a market maker. Unless otherwise specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Series B Preferred Stock are purchased and sold on the principal market on which the Series B Preferred Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market. Notwithstanding anything to the contrary herein, the Current Placement Agent shall not sell Series B Preferred Stock at a price higher than the Series B Maximum Price (as defined below). For the purposes hereof, the “Series B Maximum Price” shall mean: (a) through May 12, 2021, the product of (i) $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until May 12, 2022 remaining at the date of sale multiplied by (y) 0.0050; and (b) on May 12, 2021 and thereafter, $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

SECTION 4. Suspension of Sales. The Company or the Current Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agents as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the time of each sale of any Shares or any securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agents, as follows:

(1) Compliance with Registration Requirements. The Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Shares pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted

Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to (i) statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agents expressly for use therein or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to this Section 5(a)(1)) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act of 1939.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agents (electronically or otherwise) in connection with the offering of the Shares were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to the Placement Agents for use in connection with the offering of the Shares.

Each Issuer Free Writing Prospectus relating to the Shares, as of its issue date and as of each Applicable Time and Settlement Date (as defined below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Series B Preferred Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

2) Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), whose report appears in the Registration Statement and whose report is referenced in the Prospectus, are independent certified public accountants as required by the Securities Act and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). Except as set forth in the Registration Statement and the Prospectus, PwC has not during the periods covered by the financial statements included in the Registration Statement and the Prospectus provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

3) Financial Statements and Schedules. The financial statements and schedules (including the related notes) included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”). All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data set forth or incorporated by reference in the Prospectus under the captions “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, in all material respects, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

4) Good Standing. Each of the Company and each “significant subsidiary” (as that term is defined in Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a limited liability company or a Maryland real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its organization, with requisite power and authority to own, lease or operate its respective properties and conduct its respective business as presently conducted and as described in the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and the Subsidiaries is in possession of and operating in compliance with all necessary authorizations, licenses, permits, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, license, permit, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

5) Company Capitalization. The capitalization of the Company is as set forth in the Registration Statement and the Prospectus, and the Series B Preferred Stock conforms to the description thereof contained under the caption “Description of Capital Stock—Preferred Stock” in the Prospectus; the outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s Amended and Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws, as amended, or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound other than those described in the Registration Statement and the Prospectus. None of the outstanding shares of the Company’s capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Registration Statement and the Prospectus. The Company has no obligations to register for resale under the Securities Act any of its outstanding securities, including, but not limited to, any that would, as result of the filing of the Registration Statement or the offering or sale of the Shares as contemplated by this Agreement, give rise to any rights for or relating to the registration of any shares of Series B Preferred Stock or other securities. All of the outstanding limited liability company or other equity interests of each Subsidiary have been duly authorized and validly issued, are, in the case of any Subsidiary that is a corporation, fully paid and nonassessable, and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or other interests convertible into or exchangeable or exercisable for, any limited liability company or other equity interests of any Subsidiary other than those described in the Registration Statement and the Prospectus.

6) Absence of Material Adverse Effect. Since December 31, 2018, except as disclosed in the Registration Statement or the Prospectus or otherwise disclosed to the Placement Agents in writing, (A) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; (B) there has not been any Material Adverse Effect nor any development or event that could reasonably be expected to have a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

7) Absence of Conflicts. Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery or performance by the Company hereof or the consummation of the transactions contemplated hereby by the Company result in a violation of, or constitute a default under, (A) the Amended and Restated Articles of Incorporation, as amended, or the Amended and Restated Bylaws, as amended, of the Company or the organizational documents of any of the Subsidiaries, (B) any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, or (C) any law, statute, ordinance, rule, administrative regulation, decree, ruling or order of any court, or any governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their properties, except in the case of clauses (B) and (C) for such violation or default which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery or performance by the Company hereof or the consummation of the transactions contemplated hereby by the Company will not result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries, except for such liens, charges, claims or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Placement Agents, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

9) Authorization of Shares. The Shares to be sold by the Company pursuant to this Agreement have been duly authorized and, when issued and duly delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Shares to be sold by the Company pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

10) Title. Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiaries have good title to all personal property, if any, owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Registration Statement and Prospectus or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions (A) as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries or (B) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

11) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, which would materially and adversely affect the consummation of the transactions contemplated by this Agreement or which is required to be disclosed in the Prospectus.

12) Absence of Stabilization and Manipulation. Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Series B Preferred Stock to facilitate the sale or resale of the Shares.

13) Tax Returns. The Company and the Subsidiaries have filed all material federal, state and foreign income tax returns, and all such tax returns are complete and correct in all material respects, and the Company and the Subsidiaries have not failed to pay any material taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or the Subsidiaries. Except as disclosed in the Prospectus, there is currently no material limitation on the utilization of net operating loss carryforwards, capital loss carryforwards, built-in losses, tax credits or similar items of the Company or any of its Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder and comparable provisions of state, local or foreign law.

14) Real Estate Investment Trust Status. Commencing with its taxable year ending December 31, 2019, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) pursuant to Section 856 through 860 of the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2019. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

15) Accounting Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, and the Prospectus, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

16) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.

17) Insurance. The Company maintains insurance of the types and in the amounts as are, in the reasonable opinion of management, adequate for its business, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

18) Absence of Impermissible Transactions. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any employees or agents of the Company or any of the Subsidiaries, has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

19) Investment Company Act. The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

20) NYSE. The Series B Preferred Stock is listed on the NYSE and the Company is currently in compliance with all continued listing standards and corporate governance standards of the NYSE and the Company has no knowledge of any proceeding intended to suspend or terminate listing of the Series B Preferred Stock on the NYSE. The Series B Preferred Stock is registered under Section 12(b) of the Exchange Act.

21) Compliance with Sarbanes-Oxley. The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) that are currently effective and the applicable rules and regulations promulgated in connection therewith.

22) FINRA Matters. No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained or made, or will be obtained or made on or before the date hereof, under the Securities Act and such as may be required by the NYSE, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.

23) Corporate Power. The Company has full corporate power and authority to enter into the transactions contemplated by this Agreement.

24) Absence of Labor Disputes. No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

25) Intellectual Property. The Company or the Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) that would reasonably be deemed necessary or material to conduct its business as now conducted and as described in the Prospectus. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property Rights. There is no pending, or to the knowledge of the Company, threatened action, suit, proceeding, or claim by others that the Company’s or any Subsidiaries’ use of the Intellectual Property Rights infringes, misappropriates or otherwise violates any intellectual property rights of others.

26) Licenses. To the knowledge of the Company, except as could not reasonably be expected to have a Material Adverse Effect, no third party has alleged any breach by the Company or any Subsidiary of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and the Company is unaware of any facts that would form a reasonable basis for such a claim. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been or is currently involved in any disputes regarding the Licenses.

27) Operating Policies. The Company’s operating policies described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such policies is currently contemplated.

28) Business Relationships. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act to be described in the Prospectus that have not been so described.

29) Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

30) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined under ERISA) for which the Company or any of the Subsidiaries would have any material liability. Neither the Company nor any of the Subsidiaries has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

31) Absence of Loans. There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any such action prohibited by Section 402 of SOX.

32) PATRIOT Act. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the USA PATRIOT Act, as amended, the Bank Secrecy Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company or any Subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

33) Absence of Sanctions. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of the Subsidiaries is (A) currently the subject of any U.S. sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”) or (B) located, organized or resident in the country or territory that is the subject of Sanctions.

34) Statistical and Market Data. The statistical and market-related data included in the Registration Statement and the Prospectus were obtained or derived from publications that are and were not at any time under the Company’s control and that the Company reasonably and in good faith believed to be reliable and accurate as of the respective dates that such data were first included in the Registration Statement or the Prospectus.

35) Non-GAAP Financial Measures. All “non-GAAP financial measures” (as defined in the Securities Act) included in the Registration Statement or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K promulgated under the Securities Act.

36) Termination of Employment. To the knowledge of the Company, no director, officer or other key employee of the Company or its Subsidiaries intends to terminate his or her affiliation with the Company or its Subsidiaries during the next 60 days, except as disclosed in the Registration Statement or the Prospectus. None of the directors, officers or other key employees of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in the Registration Statement and the Prospectus.

37) No Influence. The Company has not offered, or caused the Placement Agents to offer, the Shares to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company.

38) FCPA. Neither the Company, nor, to the knowledge of the Company, any affiliate of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the FCPA.

39) Absence of Finders’ Fees. Except as described in the Registration Statement or the Prospectus, or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company to the Placement Agents with respect to the transactions contemplated hereby or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect the Placement Agents’ compensation in connection with the transactions contemplated hereby as determined by FINRA.

40) Absence of Arrangements. Except with respect to the Placement Agents in connection with the sale of the Shares, or as described in the Registration Statement or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), the Placement Agents and/or any related persons.

(b) Certificates. Any certificate signed by any officer of the Company delivered to the Placement Agents or to counsel for the Placement Agents pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to the Placement Agents as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Placement Agents; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Current Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Current Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Current Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Current Placement Agent will be successful in selling Placement Securities, (ii) the Current Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Current Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Current Placement Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Current Placement Agent at which such Placement Securities were sold, after deduction for (i) the Current Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to the Current Placement Agent hereunder pursuant to Section 8(a) hereof.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Current Placement Agent’s or its designee’s account (provided the Current Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Current Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Current Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Current Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by the Current Placement Agent at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Shares shall be in such denominations and registered in such names as the Current Placement Agent shall have specified in such request. The certificates for the Shares will be made available for examination and packaging by the Current Placement Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

(e) Limitation on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate number of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Placement Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to each of the Placement Agents in writing. Further, under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement, including any separate sales agreement or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 7. Covenants of the Company. The Company covenants with the Placement Agents as follows:

(a) Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Placement Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Current Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Current Placement Agent (provided, however, that the failure of the Placement Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Placement Agents within a reasonable period of time before the filing and the Placement Agents has not reasonably objected thereto (provided, however, that the failure of the Placement Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Placement Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Placement Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agents may from time to time reasonably request.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Placement Agents such number of copies of such amendment or supplement as the Placement Agents may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Placement Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agents under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely seek to file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Current Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Series B Preferred Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Series B Preferred Stock, warrants or any rights to purchase or acquire Series B Preferred Stock; provided, that such notice shall not be required in connection with issuances or sales pursuant to this Agreement.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agents pursuant to this Agreement during such fiscal quarter.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Placement Agents or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agents may reasonably request.

(n) Disclosure of Sales. The Company will, if applicable, disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Placement Securities sold through the Placement Agents during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agents with respect to such Placement Securities.

(o) Representation Dates; Certificate. On or prior to the date that the Shares are first sold pursuant to the terms of this Agreement and:

1) each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

2) each time the Company files an Annual Report on Form 10-K under the Exchange Act;

3) each time the Company files its Quarterly Reports on Form 10-Q under the Exchange Act; or

4) each time the Company files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (1) through (4) shall be a “Representation Date”); the Company shall furnish the Placement Agents with a certificate, in the form attached hereto as Exhibit F, within five (5) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agents with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Placement Agents sell any Placement Securities, the Company shall provide the Placement Agents with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p) Legal Opinions. On or prior to the date that the Shares are first sold pursuant to the terms of this Agreement and within five (5) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its Quarterly Reports on Form 10-Q) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agents (i) a written opinion and negative assurance letter of Hunton Andrews Kurth LLP, corporate counsel to the Company (in such capacity, “Company Corporate Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that such opinion and negative assurance letter are required to be delivered, substantially similar to the forms attached hereto as Exhibit D, (ii) a written tax opinion of Hunton Andrews Kurth LLP, tax counsel to the Company (in such capacity, “Company Tax Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that such tax opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit E, and (iii), unless waived by the Placement Agents, a written opinion of Vinson & Elkins L.L.P., counsel to the Placement Agents (“Counsel to the Placement Agents”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Placement Agents with a letter (a “Reliance Letter”) to the effect that the Placement Agents may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. Within five (5) Trading Days after each Representation Date (excluding Representation Dates with regard to the date that the Shares are first sold pursuant to the terms of this Agreement and the time the Company files its Quarterly Reports on Form 10-Q) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause PwC (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agents letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Placement Agents; provided, however, that the Company may bid for and purchase its Series B Preferred Stock in accordance with Rule 10b-18 under the Exchange Act.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than any free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agents in their capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Placement Agents in their capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Placement Agents as principal or agent hereunder.

(v) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(w) Market Activities. The Company will not, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series B Preferred Stock or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Placement Agents.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Placement Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, (vi) the printing and delivery to the Placement Agents of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agents to investors, (vii) the fees and expenses of the transfer agent and registrar for the Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.

SECTION 9. Conditions of the Placement Agents’ Obligations. The obligations of the Placement Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinions of Company Corporate Counsel, Company Tax Counsel, and Counsel to the Placement Agents. On or prior to the date that Shares are first sold pursuant to the terms of this Agreement the Company shall furnish to the Placement Agents (i) the corporate opinion and negative assurance letter, each addressed to the Placement Agents, of Hunton Andrews Kurth LLP, corporate counsel for the Company, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the corporate opinion and negative assurance letter are required to be delivered, substantially similar to the form attached hereto as Exhibit D; (ii) the tax opinion, addressed to the Placement Agents, of Hunton Andrews Kurth LLP, tax counsel for the Company, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the tax opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E; and (iii) unless waived by the Placement Agents, the opinion and negative assurance letter, each addressed to the Placement Agents, of Vinson & Elkins L.L.P., counsel to the Placement Agents, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents dated the date that the opinion and negative assurance letter are required to be delivered.

(b) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Placement Agents shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agents’ reasonable opinion is material, or omits to state a fact that in the Placement Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(f) Representation Certificate. The Placement Agents shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Accountant’s Comfort Letter. The Placement Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h) No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(i) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Placement Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnity and Contribution by the Company and the Placement Agents.

(a) Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Placement Agents and any person who controls the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agents or any controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing the Placement Agents to the Company expressly for use therein (that information being limited to that described in Section 10(b) hereof). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have. If any action is brought against the Placement Agents or any person who controls the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph of this Section 10(a), the Placement Agents shall promptly notify the Company, as the case may be, in writing of the institution of such action, and the Company, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company, as the case may be, will not relieve the Company of any obligation hereunder, except to the extent that the Company’s ability to defend is materially prejudiced by such failure or delay. The Placement Agents or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agents or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company, as the case may be, in connection with the defense of such action, or the Company shall not have employed counsel reasonably satisfactory to the Placement Agents or such controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case neither the Company shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that neither the Company shall be liable for the expenses of more than one separate firm of attorneys for the Placement Agents or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b) Indemnification by the Placement Agents. Each Placement Agent agree to indemnify, severally and not jointly, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Placement Agents to the Company expressly for use therein. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Placement Agents may otherwise have.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Placement Agents pursuant to the foregoing paragraph, the Company or such person shall promptly the Placement Agents in writing of the institution of such action and the Placement Agents shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agents will not relieve the Placement Agents of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agents in connection with the defense of such action or the Placement Agents shall not have employed counsel reasonably satisfactory to the Company or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to (in which case the Placement Agents shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agents and paid as incurred (it being understood, however, that the Placement Agents shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Placement Agent shall not be liable for any settlement of any such claim or action effected without its written consent.

(c) Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Placement Agents, each from the offering of the Shares, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agents in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the gross proceeds from the offering of Shares (before deducting discounts and expenses) received by each of them and benefits received by the Placement Agents shall be deemed to be equal to the underwriting discounts and commissions received the Placement Agents. The relative fault of the Company and of the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agents and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d) The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above. Notwithstanding the provisions of this Section 10, the Placement Agents shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Placement Agents and the liability of the Company pursuant to this Section 10 shall not exceed the gross proceeds received by the Company in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The provisions of this Section shall not affect any agreement between the Company and the Placement Agents with respect to indemnification.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Placement Agents.

SECTION 12. Termination of Agreement.

(a) Termination; General. Each Placement Agent may terminate this Agreement only as to such Placement Agent, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any Material Adverse Effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Placement Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE American LLC, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or State of New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day’s notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c) Termination by the Placement Agents. Each Placement Agent shall have the right, by giving one (1) day’s notice as hereinafter specified to terminate this Agreement (as to such Placement Agent) in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Maximum Amount of Shares through the Placement Agents on the terms and subject to the conditions set forth herein.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11 and Section 19 hereof shall survive such termination and remain in full force and effect.

SECTION 13. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agents shall be directed to the Placement Agents at JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 160, Daniel Island, SC 29492, Email: Burke@jonestrading.com, Attention: Burke Cook, at B. Riley FBR, Inc., 299 Park Avenue, 7th Floor, New York, NY 10171, Attention: Legal Department, at Compass Point Research & Trading, LLC, 1055 Thomas Jefferson Street, NW, Suite 303, Washington, DC 20007, Email: Jrosen@compasspointllc.com, Attention: Jody Rosen, and at Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022, Facsimile: (212) 409-2169, Attention: Steven Kaplan, Managing Director; in each case with a copy (which shall not constitute notice) to Vinson

& Elkins L.L.P., 2200 Pennsylvania Avenue NW, Washington DC 20037, Attention: S. Gregory Cope, Esq., Facsimile: (202) 879-8916; and notices to the Company shall be directed to it at the offices of the Company at 1001 Nineteenth Street North, Suite 1900, Arlington, VA 22209, Attention: Richard E. Konzmann, Facsimile: (703) 373-0680; with a copy (which shall not constitute notice) to Hunton Andrews Kurth LLP, 2200 Pennsylvania Ave NW, Washington, DC 20037, Attention: Robert K. Smith, Esq., Facsimile: (202) 862-3614.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Placement Agent that is a Covered Entity or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Placement Agents shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Placement Agent, and each Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Placement Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 20. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Each Placement Agent is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agents have advised or is advising the Company on other matters, and the Placement Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Shares was not established by the Placement Agents; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that the Placement Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Placement Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agents, the Company in accordance with its terms.

Very truly yours,

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Richard E. Konzmann
Name: Richard E. Konzmann
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By	/s/ Burke Cook
Authorized Signatory

B. RILEY FBR, INC.

By	/s/ Patrice McNicoll
Authorized Signatory

COMPASS POINT RESEARCH & TRADING, LLC

By	/s/ Christopher Nealon
Authorized Signatory

LADENBURG THALMANN & CO. INC.

By	/s/ Steve Kaplan
Authorized Signatory

Signature Page to Equity Distribution Agreement

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: [                            ]

Cc: [                                ]

To: [                                ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated Equity Distribution Agreement among Arlington Asset Investment Corp. (the “Company”) and JonesTrading Institutional Services LLC, B. Riley FBR, Inc., Compass Point Research & Trading, LLC and Ladenburg Thalmann & Co. Inc. (each a “Placement Agent” and collectively, the “Placement Agents”), dated March 21, 2019, I hereby request on behalf of the Company that [    ] sell up to [    ] shares of the Company’s 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share, at a minimum market price of $[        ] per share.

Notwithstanding anything to the contrary herein, [    ] shall not sell Series B Preferred Stock at a price higher than the Series B Maximum Price (as defined below). For the purposes hereof, the “Series B Maximum Price” shall mean: (a) through May 12, 2021, the product of (i) $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until May 12, 2022 remaining at the date of sale multiplied by (y) 0.0050; and (b) on May 12, 2021 and thereafter, $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE APPLICABLE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE APPLICABLE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

JonesTrading Institutional Services LLC

Name	Email
Bryan Turley, Managing Director	bturley@jonestrading.com
Moe Cohen, Managing Director	moec@jonestrading.com
John D’Agostini, Vice President	johnd@jonestrading.com
Ryan Gerety, ECM/Syndicate	ryang@jonestrading.com
Burke Cook, General Counsel	Burke@jonestrading.com

B. Riley FBR, Inc.

Name	Email
Patrice McNicoll, Senior Managing Director, Co-Head of Investment Banking	pmcnicoll@fbr.com
Mike Cavanagh, Director	mcavanagh@brileyfbr.com
Scott Ammaturo, Senior Vice President, Head of Capital Markets Trading	sammaturo@fbr.com
Ryan Loforte, Senior Vice President, Capital Markets Trading	rloforte@fbr.com
Keith Pompliano, Senior Vice President, Capital Markets Trading	kpompliano@fbr.com

With copies to:	atmdesk@fbr.com and atmadmin@fbr.com

Compass Point Research & Trading, LLC

Name	Email
Burke Hayes Jr., Head of Capital Markets	bhayes@compasspointllc.com
Brent Hodges, Managing Director	bhodges@compasspointllc.com
Jody Rosen, General Counsel and	JRosen@compasspointllc.com
Chief Compliance Officer

Ladenburg Thalmann & Co. Inc.

Name	Email
Peter Blum, Co-CEO	phblum@ladenburg.com
Steve Kaplan, Head of Capital Markets	skaplan@ladenburg.com
Robert Mateicka, Chief Compliance Officer	rmateicka@ladenburg.com
Joseph Giovanniello, Jr., Senior Vice President	jgiovanniello@ladenburg.com
and General Counsel

B-1

Arlington Asset Investment Corp.

Name	Email
J. Rock Tonkel, Jr.	RTonkel@arlingtonasset.com
Richard E. Konzmann	RKonzmann@arlingtonasset.com
Brian J. Bowers	BBowers@arlingtonasset.com
D. Scott Parish	Sparish@arlingtonasset.com

B-2

EXHIBIT C

COMPENSATION

The Placement Agents shall be paid compensation up to 2.0% of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

C-1

EXHIBIT D

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER OF HUNTON ANDREWS KURTH LLP

See attached

D-1

EXHIBIT E

FORM OF TAX OPINION OF HUNTON ANDREWS KURTH LLP

See attached

E-1

EXHIBIT F

OFFICERS’ CERTIFICATE

ARLINGTON ASSET INVESTMENT CORP.

OFFICERS’ CERTIFICATE

[     ], 2019

The undersigned, J. Rock Tonkel, Jr. and Richard E. Konzmann, are the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer, respectively, of Arlington Asset Investment Corp., a Virginia corporation (the “Company”). The undersigned hereby execute this Certificate pursuant to the terms of the amended and restated equity distribution agreement, dated as of March 21, 2019 (the “Equity Distribution Agreement”), among the Company and JonesTrading Institutional Services LLC, B. Riley FBR, Inc., Compass Point Research & Trading, LLC and Ladenburg Thalmann & Co. Inc. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned each hereby further certifies, in their respective capacities as officers of the Company that:

1.

The representations and warranties of the Company in the Equity Distribution Agreement are true and correct, as if made on and as of the date hereof (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and the Company has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof;

2.

No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act of 1933, as amended;

3.	Any and all filings required of the Company by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made; and

4.

Each of Hunton Andrews Kurth LLP and Vinson & Elkins L.L.P. is entitled to rely on this Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature page follows]

F-1

IN WITNESS WHEREOF, the undersigned have signed their names as of the date first set forth above.

ARLINGTON ASSET INVESTMENT CORP.

By:
Name: J. Rock Tonkel, Jr.
Title: President and Chief Executive Officer

By:
Name: Richard E. Konzmann
Title: Executive Vice President, Chief
Financial Officer and Treasurer

F-2

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

None.

G-1